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                                                                     EXHIBIT 5.1


                                                            Mark Alan Siegel
                                                 Attorney & Counselor at Law

                                       June 27, 2003

Board of Directors
Dialog Group, Inc.
Twelfth Floor
257 Park Avenue South
New York, NY 10010

         Re:  Registration Statement on Form S-8



Gentlemen:

            You have requested my opinion as to the legality of the issuance by Dialog Group, Inc., (the "Corporation") of up to 16,486,176 shares of Common Stock (the "Shares") to be issued upon the conversion of the Corporation's Class B and Class B-1 Preferred Stock, upon exercise of certain warrants, and pursuant to a consulting agreement, all to be covered by a Registration Statement on Form SB-2 (the "Registration Statement") to be filed on or before June 27, 2003.

            I have reviewed and examined The Amended and Restated Articles of Incorporation of the Corporation and subsequent amendments thereto, the Corporation's Bylaws, the Corporation's minute book; the Registration Statement, the warrants, and the consulting agreement, and those other matters as I have deemed relevant in order to form my opinion.

            Based upon the foregoing, and subject to the qualifications set forth below, I am of the opinion that the Shares, if issued as described in the Registration Statement, will have been duly authorized, legally issued, and are fully paid and non-assessable.

            This opinion is furnished by me as counsel to the Corporation and is solely for your benefit. My opinion is subject to the qualification that no opinion is expressed herein as to the application of state securities or Blue Sky laws.

            I hereby consent to the use of this opinion in the Registration Statement.

                                           Very truly yours,

                                           /s/  Mark Alan Siegel
                                           ----------------------------
                                              Mark Alan Siegel


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